EXHIBIT 99.1

The Joint Corp. Reports Fourth Quarter and Full Year 2019 Financial Results

- Grows Annual System-Wide Sales 33% and Comp Sales 25%, Compared to 2018 -
- Increases Annual Net Income to $3.3 Million, Compared to $147,000 in 2018 -
- More than Doubles Adjusted EBITDA to $6.2 Million, Compared to $2.9 Million in 2018-
- Increases Franchise Licenses Sales to 126, Compared to 99 in 2018-
- Targets 1,000 Clinics by End of 2023 -

SCOTTSDALE, Ariz., March 05, 2020 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, reported its financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter Financial Highlights: 2018 Compared to 2019

  Increased gross system-wide sales1 34%, to $62.5 million.
  Grew system-wide comp sales2 26%.
  Reported quarterly net income of $1.3 million, an improvement of $855,000.
  Nearly doubled Adjusted EBITDA to $2.1 million, compared to $1.1 million.

Annual Financial Highlights: 2018 Compared to 2019

  Increased annual system-wide sales1 33%, to $220.3 million.
  Grew system-wide comp sales2 25%.
  Posted annual net income of $3.3 million, compared to $147,000.
  Achieved positive Adjusted EBITDA for the tenth consecutive quarter and second full year since being public.
  More than doubled Adjusted EBITDA to $6.2 million, compared to $2.9 million.
  Increased cash generated by operating activities by $2.1 million to $7.5 million, which funded the  corporate clinic portfolio expansion. Unrestricted cash was $8.5 million at December 31, 2019, compared to $8.7 million at December 31, 2018.

2019 Operating Achievements

  Performed 7.7 million patient visits, up from 6.0 million in 2018.
  Treated 585,000 new patients, up from 435,000 in 2018.
  Sold 126 franchise licenses in 2019, compared to 99 sold in 2018.
  Increased total clinic count to 513 as of December 31, 2019: up from 442 at December 31, 2018.
    453 franchised clinics at December 31, 2019: Opened 71 and closed 4 clinics.
    60 company-owned or managed clinics at December 31, 2019: Acquired 8 from franchisees, opened 5 greenfields and closed 1 clinic. In February, opened the first 2020 greenfield, increasing the Los Angeles region cluster and bringing the corporate portfolio to 61 as of today, March 5, 2020.

_______________________________

1 System-wide sales include sales at all clinics, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance, because these sales are the basis on which the Company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

“In 2019, we accelerated our business momentum and continued to deliver strong, sustainable growth and profitability,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “We leveraged our regional developers to drive franchise sales and clinic openings as well as expanded our corporate clinic portfolio within clustered locations. We also continued to implement productivity initiatives to improve clinic profitability. As a result, we met or exceeded our plan, achieved positive Adjusted EBITDA for the second full consecutive year since being public, and built our strongest foundation for growth to date.”

“In addition to macro factors driving adoption of chiropractic care, The Joint is revolutionizing access making it more available to people than ever before. To capture a greater share of the market opportunity, we will continue to execute our successful growth model as well as test new markets and non-traditional locations. While focused on our national and local ad campaigns that include more sophisticated digital programs, we remain committed to consumer education about the power and importance of chiropractic. Based on our success, we fully expect to reach our target to open our 1,000th clinic by the end of 2023.”

Fourth Quarter Financial Results: 2019 Compared to 2018
Revenue was $13.9 million in the fourth quarter of 2019, compared to $10.0 million in the fourth quarter of 2018, with the increase due primarily to a greater number of and increased gross sales at franchised and company-owned or managed clinics.

Cost of revenue was $1.6 million, up 36% compared to the fourth quarter of 2018, reflecting the success of the RD program resulting in an increased number of franchised licenses sold and clinics opened, resulting in increased commissions and royalties.

Selling and marketing expenses were $1.8 million, or 13% of revenue, compared to $1.2 million, or 12% of revenue, in the fourth quarter of 2018, reflecting increased marketing expenses related to an increase in the number of company-owned or managed clinics. General and administrative expenses were $8.5 million, or 61% of revenue, compared to $6.6 million, or 66% of revenue, in the fourth quarter of 2018, reflecting improved leverage of the operating model.

Net income was $1.3 million, or $0.09 per diluted share, compared to a net income of $437,000, or $0.03 per diluted share, in the fourth quarter of 2018.

Adjusted EBITDA was $2.1 million, an improvement of $1.0 million, compared to Adjusted EBITDA of $1.1 million in the same quarter last year. The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

Balance Sheet Liquidity
Unrestricted cash was $8.5 million at December 31, 2019, compared to $8.7 million at December 31, 2018, reflecting increased cash flow from operations, which was more than offset by continued investment in corporate clinic expansion and the development of the new IT platform. In February, the company executed a $7.5 million senior secured credit facility with J.P. Morgan Chase Bank, including a $5.5 million development line of credit (LOC) and a $2.0 million revolving LOC, which has an uncommitted accordion feature for an additional $2.5 million.

Full Year Financial Results: 2019 Compared to 2018
Revenues were $48.5 million in 2019, compared to $36.7 million in 2018. Net income improved $3.2 million to $3.3 million in 2019, or to $0.23 per diluted share, compared to net income of $147,000, or $0.01 per diluted share in 2018. Adjusted EBITDA was $6.2 million, improving $3.3 million compared to Adjusted EBITDA of $2.9 million last year.

2020 Guidance for Financial Results and Clinic Openings:
Management expects the following:

  Revenue to increase to $61 million to $63 million, compared to $48.5 million dollars in 2019.
  Adjusted EBITDA to grow to $8.5 million to $9.5 million, compared to $6.2 million in 2019.
  Franchised clinic openings to range from 80 to 90, compared to 71 clinics in 2019.
  Company-owned or managed clinic expansion, through a combination of both greenfields and franchised clinic buybacks, to range from 16 to 20, up from 13 in 2019.

Conference Call
The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, March 5, 2020, to discuss the fourth quarter and year-end 2019 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931 and referencing conference code 8090866. A live webcast of the conference call will also be available on the IR section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call through March 12, 2020.  The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 8090866.

Non-GAAP Financial Information
This release includes a presentation of non-GAAP financial measures. System-wide sales include sales at all clinics, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance, because these sales are the basis on which the Company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, uncertainties associated with the coronavirus (including its possible effects on patient demand), and the other factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2018, as updated for any material changes described in any subsequently-filed Quarterly Reports on Form 10-Q, and in our Annual Report on Form 10-K for the year ended December 31, 2019 expected to be filed with the SEC on or around March 6, 2020, as they may be revised or updated in our subsequent filings.  Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, the company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With more than 500 locations nationwide and over 7 million patient visits annually, The Joint is a key leader in the chiropractic industry. Named on Franchise Times “Top 200+ Franchises” and Entrepreneur’s “Franchise 500®” lists, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

-Financial Tables Follow –

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018
ASSETS		(as adjusted)
Current assets:
Cash and cash equivalents	$8,455,989	$8,716,874
Restricted cash	185,888	138,078
Accounts receivable, net	2,645,085	806,350
Income taxes receivable	-	268
Notes receivable, net - current portion	128,724	149,349
Deferred franchise costs - current portion	765,508	611,047
Prepaid expenses and other current assets	1,122,478	882,022
Total current assets	13,303,672	11,303,988
Property and equipment, net	6,581,588	3,658,007
Operating lease right-of-use asset	12,486,672	-
Notes receivable, net of current portion	-	128,723
Deferred franchise costs, net of current portion	3,627,225	2,878,163
Intangible assets, net	3,219,791	1,634,060
Goodwill	4,150,461	3,225,145
Deposits and other assets	336,258	599,627
Total assets	$43,705,667	$23,427,713

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,525,838	$1,253,274
Accrued expenses	216,814	266,322
Co-op funds liability	185,889	104,057
Payroll liabilities	2,844,107	2,035,658
Notes payable - current portion	-	1,100,000
Deferred rent - current portion	-	136,550
Operating lease liability - current portion	2,313,109	-
Finance lease liability - current portion	24,253	-
Deferred franchise and regional developer fee revenue - current portion	2,740,954	2,370,241
Deferred revenue from company clinics	3,196,664	2,529,497
Other current liabilities	518,686	477,528
Total current liabilities	13,566,314	10,273,127
Deferred rent, net of current portion	-	721,730
Operating lease liability - net of current portion	11,901,040	-
Finance lease liability - net of current portion	34,398	-
Deferred franchise and regional developer fee revenue, net of current portion	12,366,322	11,239,221
Deferred tax liability	89,863	76,672
Other liabilities	27,230	389,362
Total liabilities	37,985,167	22,700,112
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized,
0 issued and outstanding, as of December 31, 2019 and December 31, 2018	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,898,694 shares issued and 13,882,932 shares outstanding as of December 31, 2019 and 13,757,200 shares issued and 13,742,530
outstanding as of December 31, 2018	13,899	13,757
Additional paid-in capital	39,454,937	38,189,251
Treasury stock 15,762 shares as of December 31, 2019 and 14,670 shares as of December 31, 2018, at cost	(111,041)	(90,856)
Accumulated deficit	(33,637,395)	(37,384,651)
Total The Joint Corp. stockholders' equity	5,720,400	727,501
Non-controlling Interest	100	100
Total equity	5,720,500	727,601
Total liabilities and stockholders' equity	$43,705,667	$23,427,713

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
		(as adjusted)		(as adjusted)
Revenues:
Revenues from company-owned or managed clinics	$7,561,644	$5,217,122	$25,807,584	$19,545,276
Royalty fees	3,819,554	2,857,196	13,557,170	10,141,036
Franchise fees	385,868	433,042	1,791,545	1,688,039
Advertising fund revenue	1,086,479	778,475	3,884,055	2,862,244
Software fees	609,068	342,500	1,865,779	1,290,135
Regional developer fees	209,234	178,295	803,849	599,370
Other revenues	203,322	161,591	740,918	535,560
Total revenues	13,875,169	9,968,221	48,450,900	36,661,660
Cost of revenues:
Franchise cost of revenues	1,525,381	1,100,818	5,159,778	3,956,530
IT cost of revenues	108,578	100,808	406,139	353,719
Total cost of revenues	1,633,959	1,201,626	5,565,917	4,310,249
Selling and marketing expenses	1,845,124	1,228,993	6,913,709	4,819,555
Depreciation and amortization	590,742	374,579	1,899,257	1,556,240
General and administrative expenses	8,464,787	6,625,020	30,543,030	25,238,121
Total selling, general and administrative expenses	10,900,653	8,228,592	39,355,996	31,613,916
Net (gain) loss on disposition or impairment	(2,423)	-	114,352	594,934
Income from operations	1,342,980	538,003	3,414,635	142,561

Other income (expense):
Bargain purchase gain	-	(17,258)	19,298	13,198
Other (expense), net	(18,046)	(14,209)	(61,515)	(46,791)
Total other (expense)	(18,046)	(31,467)	(42,217)	(33,593)

Income before income tax expense (benefit)	1,324,934	506,536	3,372,418	108,968

Income tax expense (benefit)	33,110	69,847	48,706	(37,728)

Net income and comprehensive income	$1,291,824	$436,689	$3,323,712	$146,696

Less: income attributable to the non-controlling interest	$-	$-	$-	$-

Net income attributable to The Joint Corp. stockholders	$1,291,824	$436,689	$3,323,712	$146,696

Earnings per share:
Basic earnings per share	$0.09	$0.03	$0.24	$0.01
Diluted earnings per share	$0.09	$0.03	$0.23	$0.01

Basic weighted average shares	13,880,146	13,735,898	13,819,149	13,669,107
Diluted weighted average shares	14,538,338	14,096,890	14,467,567	14,031,717

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2019	2018
		(as adjusted)
Net income	$3,323,712	$146,696
Adjustments to reconcile net income to net cash
provided by operating activities	2,602,799	2,461,436
Changes in operating assets and liabilities	1,595,438	2,844,136
Net cash provided by operating activities	7,521,949	5,452,268
Net cash used in investing activities	(7,138,062)	(1,243,654)
Net cash (used in) provided by financing activities	(596,962)	326,298
Net (decrease) increase in cash	$(213,075)	$4,534,912

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
RECONCILIATION FOR GAAP TO NON-GAAP

	Three Months Ended		Year Ended
	December 31,		December 31,
Non-GAAP Financial Data:	2019	2018	2019	2018
		(as adjusted)		(as adjusted)
Net income	$1,291,824	$436,689	$3,323,712	$146,696
Net interest	18,046	14,209	61,515	46,791
Depreciation and amortization expense	590,742	374,579	1,899,257	1,556,240
Tax expense (benefit)	33,110	69,847	48,706	(37,728)
EBITDA	$1,933,722	$895,324	$5,333,190	$1,711,999
Stock compensation expense	183,906	159,025	720,651	628,430
Acquisition related expenses	11,145	-	47,386	3,950
Bargain purchase gain	-	17,258	(19,298)	(13,198)
Net (gain) loss on disposition or impairment	(2,423)	-	114,352	594,934
Adjusted EBITDA	$2,126,350	$1,071,607	$6,196,281	$2,926,115